                                                                    Exhibit 99.1
  [LOGO]
  ACETO

                              FOR IMMEDIATE RELEASE
                              ---------------------

               ACETO CORPORATION ANNOUNCES SECOND QUARTER RESULTS
                                WITH SALES UP 12%

LAKE SUCCESS, NY - February 3, 2005 - Aceto Corporation (Nasdaq:ACET), a global distributor of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today announced quarterly results of operations for its fiscal 2005 second quarter and six months ended December 31, 2004.

For the second quarter, net sales increased 12% to $75.8 million, from $68.0 million in the second quarter of fiscal 2004. Gross profit increased 5% to $13.0 million from $12.3 million. Income from continuing operations was $2.5 million or $0.10 per diluted share, compared to $3.2 million or $0.13 per diluted share in the second quarter of last year. Net income was $2.0 million or $0.08 per diluted share, versus $3.0 million or $0.12 per diluted share in the second quarter of last year. Net income for the second quarter included losses from discontinued operations of $0.5 million and $0.2 million in the 2005 and 2004 periods, respectively, net of income tax benefits, related to the Company's planned sale of its Institutional Sanitary Supplies segment. The loss from discontinued operations includes a non-cash impairment charge of $0.4 million, net of income tax benefit, in the second quarter of fiscal 2005. (All per share amounts have been adjusted for the January 10, 2005 3-for-2 stock split effected in the form of a dividend.)

Net sales for the six months ended December 31, 2004 increased 12% to $155.2 million from $138.9 million in the same period of the prior year. Net income was $5.3 million or $0.22 per diluted share for the first six months of fiscal 2005, which included the aforementioned non-cash impairment charge of $0.4 million, as compared to net income of $6.1 million or $0.25 per diluted share in the same period of fiscal 2004.

Second quarter earnings from continuing operations were impacted by several factors:

1) The Company experienced significant competitive pricing on two of its important, mature, chemical-based APIs that it sells to European customers, and accordingly lowered the price to maintain the business. This negatively impacted gross profit by $0.4 million. The Company does not expect to return to the higher pricing in the near-term.

2) Aceto encountered a production issue with a Chinese supplier regarding one generic pharmaceutical product that the Company had not supplied since its initial launch two years ago. As a result, Aceto's producer had substantially scaled down production to a level to satisfy only the Chinese market. The Company's customer had the opportunity to essentially re-launch the product and placed a large order for delivery principally in the first and second quarters of fiscal 2005, with a small amount to be delivered in the third quarter. In scaling up production, delays unfortunately occurred. Such delays are not uncommon in fine chemical and pharmaceutical production, and Aceto was able to ship only a limited amount in its second quarter. This impacted second quarter gross profit by $0.1 million. The balance of the order will likely be delivered in the third fiscal quarter.

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Aceto Corporation News Release                                            Page 2
February 3, 2005


3) The Company incurred a bad debt expense of $0.2 million in the current quarter as compared to a net recovery of $0.1 million in the comparable period last year.

4) Selling, general and administrative expenses ("SG&A") increased to $9.6 million in the second quarter of 2005 compared to $8.4 million in the second quarter of 2004. SG&A increased primarily due to the inclusion of Aceto's Pharma Waldhof business, which was acquired in December 2003 and added $0.6 million in expenses, a higher provision for bad debts as discussed above and $0.3 million of costs associated with the Company's Strategic Business Initiatives. The Company is taking steps to limit its SG&A without adversely affecting ongoing and future business prospects.

Leonard S. Schwartz, Chairman, CEO and President of Aceto, stated, "While certain factors outlined above are impacting the level of our current profitability, we are not letting this diminish the efforts and energies that we are putting into our Strategic Business Initiatives. We fully expect the success of these initiatives will propel Aceto to a new, higher level in the future. Most significant is our Biopharmaceutical Initiative, which now encompasses the key components of the biopharmaceutical market: patented products for humans, the emerging generic market, specialty vaccines for humans, and a segment of the veterinary market. We have identified and are targeting certain products for which regulatory pathways already exist. I will be presenting our Biopharmaceutical Initiative in greater detail at the upcoming UBS Healthcare Services Conference on February 16th in New York."

Mr. Schwartz continued, "We are also leveraging our successful trials of Landfill Odorend. We launched a very aggressive marketing campaign in early January immediately after completing our technical and regulatory support work. It is aimed at landfills in our target market areas, namely major waste-management companies and governmental agencies responsible for the regulation of landfills. One major landfill in the Northeast with a significant odor problem has agreed to conduct a commercial-scale trial. A technical report about Landfill Odorend is available upon request."

"Our three other Strategic Business Initiatives (expansion of our Agrochemicals business, organic color pigments, and development of business in Eastern Europe) are all going well and already beginning to provide revenues to the Company.

"We acquired office space in a building under construction in Shanghai, which will be completed next month. The new facility provides significant room for growth in China to support our business and technical activities and at the same time sends a strong signal to the Chinese market and government that Aceto continues to expand and maintain its commitment to China. Our staff in China is expected to increase from 24 to 28 people to support the growing business in the region. All of our Strategic Business Initiatives will be discussed during our conference call this morning."

Mr. Schwartz concluded, "Our strong financial position serves as a solid foundation to support these initiatives. At December 31, 2004, we had working capital of $91.7 million, no long-term debt and shareholders' equity of $106.8 million. In terms of financial guidance, due to continued competitive pricing mentioned earlier and higher expenses related to new business initiatives, we anticipate earnings of approximately $0.09 - $0.11 per diluted share in the third quarter. Again, we remain very optimistic about the Company's long-term business prospects."

Aceto Corporation News Release                                            Page 3
February 3, 2005


CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Thursday, February 3, 2005. Interested parties may participate in the call by dialing 888-787-0577 (706-679-3204 for international callers) - please call in 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investor Relations section (Conference Calls) of the Company's website. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived on the Company's website, and a recorded phone replay of the call will be available from 1:00 p.m. on Thursday, February 3, 2005 until 5:00 p.m. ET on Friday, February 4, 2005. Dial 800-642-1687
(706-645-9291 for international callers) and enter the code 3230586 for the phone replay.

ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of biopharmaceuticals, chemically-derived pharmaceuticals, specialty chemicals and agrochemicals used principally as raw materials in the agricultural, color, pharmaceutical, surface coating/ink and general chemical consuming industries. With offices in ten countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward looking statements contained in this press release include, but are not limited to, the Company's expectations regarding pricing of certain of its chemical-based APIs, the effects of problems encountered by a Chinese supplier in manufacturing a particular generic pharmaceutical product, the Company's expectations regarding its China operations and the earnings guidance for the Company's third quarter of fiscal 2005. All forward-looking statements in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.

CONTACT:                                         -OR-      INVESTOR RELATIONS COUNSEL:
Aceto Corporation                                          The Equity Group Inc.
Leonard S. Schwartz, Chairman/CEO/President                Loren G. Mortman
Douglas Roth, CFO                                          (212) 836-9604, lmortman@equityny.com
(516) 627-6000                                             Lauren Barbera
www.aceto.com                                              (212) 836-9610, lbarbera@equityny.com
                                                           www.theequitygroup.com

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Aceto Corporation News Release                                            Page 4
February 3, 2005


                                  ACETO CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                   THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                      DECEMBER 31,                      DECEMBER 31,
                                                                ------------------------         --------------------------
                                                                   2004          2003               2004            2003
                                                                ----------    ----------         ----------      ----------
Net sales                                                       $   75,808    $   67,954         $  155,167      $  138,890
Cost of sales                                                       62,810        55,632            128,996         114,986
                                                                ----------    ----------         ----------      ----------
Gross profit                                                        12,998        12,322             26,171          23,904
Gross profit %                                                      17.15%        18.13%             16.87%          17.21%

Selling, general and
  administrative expenses                                            9,565         8,380             18,380          15,672
                                                                ----------    ----------         ----------      ----------
Operating income                                                     3,433         3,942              7,791           8,232

Other income, net of
  interest expense                                                     286           463                815             820
                                                                ----------    ----------         ----------      ----------

Income from continuing operations before income taxes                3,719         4,405              8,606           9,052
Provision for income taxes                                           1,218         1,245              2,467           2,717
                                                                ----------    ----------         ----------      ----------
Income from continuing operations                                    2,501         3,160              6,139           6,335
Loss from discontinued operations, net of taxes                       (548)         (197)              (811)           (253)
                                                                ----------    ----------         ----------      ----------
Net income                                                           1,953         2,963              5,328           6,082
                                                                ==========    ==========         ==========      ==========

Basic income per common share (a):
  Income from continuing operations                             $     0.10    $     0.13         $     0.25      $     0.27
  Loss from discontinued operations                             $    (0.02)   $    (0.01)        $    (0.03)     $    (0.01)
  Net income                                                    $     0.08    $     0.12         $     0.22      $     0.26

Diluted income per common share (a):
  Income from continuing operations                             $     0.10    $     0.13         $     0.25      $     0.26
  Loss from discontinued operations                             $    (0.02)   $    (0.01)        $    (0.03)     $    (0.01)
  Net income                                                    $     0.08    $     0.12         $     0.22      $     0.25

Weighted average shares outstanding (a):
  Basic                                                             24,163        23,783             24,145          23,732
  Diluted                                                           24,722        24,314             24,690          24,353

(a) The number of shares outstanding and the per-share information have been adjusted for a 3-for-2 stock split, effected in the form of a dividend, paid January 10, 2005.

Aceto Corporation News Release                                            Page 5
February 3, 2005


                                   ACETO CORP.
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                  Dec. 31, 2004   June 30, 2004
                                                 --------------- ---------------
                                                   (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                      $       27,139  $       32,330
  Short-term investments                                  4,311             888
  Receivables:
    Trade, less allowance for doubtful
    accounts:  December, $1,079;  June $ 1,033           47,826          53,084
  Other                                                   2,073           1,504
                                                 --------------- ---------------
                                                         49,899          54,588

  Inventory                                              50,148          41,784
  Prepaid expenses and other current assets               1,257           1,165
  Assets held for sale                                    2,656               -
  Income taxes receivable                                     -             606
  Deferred income tax benefit, net                        1,841           1,613
                                                 --------------- ---------------

        Total current assets                            137,251         132,974

Long-term notes receivable                                  696             747

Property and equipment                                    8,817           7,044
Less accumulated depreciation and amortization            3,739           4,390
                                                 --------------- ---------------
                                                          5,078           2,654

Goodwill                                                  2,347           3,179
Intangible assets,net                                     3,852           3,701
Deferred income tax benefit, net                          3,443           4,579
Other assets                                              2,517           1,863
                                                 --------------- ---------------

Total Assets                                     $      155,184  $      149,697
                                                 =============== ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Drafts and acceptances payable                 $        3,486  $        4,610
  Accounts payable                                       26,604          31,292
  Note payable - related party                              500           1,000
  Accrued compensation                                    2,728           2,836
  Accrued environmental remediation                       1,246           1,326
  Other accrued expenses                                 10,587           6,070
  Liabilities related to assets held for sale               434               -
                                                 --------------- ---------------
         Total current liabilities                       45,585          47,134

Long-term liabilites                                      2,714           2,140
Minority interest                                           131             157
                                                 --------------- ---------------
          Total liabilities                              48,430          49,431

Shareholders' equity:
  Common stock, $.01 par value:
        (40,000 shares authorized; 25,644
        shares issued; 24,220 and 24,118
        shares outstanding at December 31,
        2004 and June 30, 2004, respectively)               256            256
  Capital in excess of par value                         57,245         57,111
  Retained earnings                                      59,998         56,490
  Treasury stock, at cost:
       (1,424 and 1,526 shares at December
        31, 2004 and June 30, 2004, respectively)       (14,118)       (15,135)
  Accumulated other comprehensive income                  3,373          1,544
                                                 --------------- ---------------
         Total shareholders' equity                     106,754        100,266
                                                 --------------- ---------------

Total liabilities and shareholders' equity       $      155,184  $      149,697
                                                 =============== ===============


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